                                                                    CONFIDENTIAL
                                                                   EXHIBIT 10.23

[LOGO FOR PACIFIC DATA]


                               MASTER AGREEMENT


                                    Between

                          Pacific Data Designs, Inc.

                                      and

                              Durect Corporation




*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Pacific Data Designs, Inc.                                      Master Agreement
--------------------------------------------------------------------------------


Pacific Data Designs, Inc. and Durect Corporation ("CLIENT") agree that the following terms and conditions shall govern the provision of the Clinical Data Management and Consulting Services specified in this Agreement plus any duly executed Project Agreements current or future as of July 2000.

This agreement (and supporting documents) represents the entire Agreement between the parties and supersedes all prior communications, written or oral, with respect to the subject matter hereof. Changes to this Agreement may only be made by mutual written agreement of the parties.


Pacific Data Designs, Inc.:                  CLIENT:

By:___________________________               By:____________________________

Name: Kelli L. Greene                        Name:__________________________
     --------------------------

Title: President                             Title:_________________________
      -------------------------

Date:__________________________              Date:__________________________



________________________________________________________________________________
*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.
                                                                          Page 2



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Pacific Data Designs, Inc.                                      Master Agreement
--------------------------------------------------------------------------------


I.   SERVICES COVERED UNDER THIS AGREEMENT


     1. This Master Agreement (the "Agreement") defines the terms and conditions governing the general relationship between Pacific Data Designs, Inc. and the CLIENT, with regard to the performance of services and consulting assignments related to clinical trials.

     2. Each clinical trial service, special project, consulting or training assignment ("Services") will be governed by a project agreement ("Project Agreement") which shall be deemed a part of this Agreement and is incorporated herein by reference. The execution of a Project Agreement, and its attachment to this Master Agreement, shall authorize the performance of the services described in the Project Agreement. Each Project Agreement shall clearly define the scope of work, Pacific Data Designs, Inc. and CLIENT responsibilities, deliverables, cost, special terms of payment (if any) and a set of assumptions under which the costs were determined.

     3. The terms and conditions in this Agreement shall govern work performed under each attached Project Agreement, unless otherwise specified in the Project Agreement.


II.  CONFIDENTIALITY


     1. Pacific Data Designs, Inc. shall use the same degree of care to protect Confidential Information received from or developed for CLIENT pursuant to this Agreement as Pacific Data Designs, Inc. uses to protect its own Confidential Information, to keep confidential and not disclose to third parties any and all Confidential Information received or developed by Pacific Data Designs, Inc. under this Agreement and to use the Confidential and Proprietary Information only for the purposes of this Agreement. Pacific Data Designs, Inc. obligations under this paragraph shall survive beyond the term of this Agreement. Confidential Information shall include, without limitation, information relating to proprietary processes, products, formulations, manufacturing operations, know-how, trade secrets, technical and economic data, ideas (including patentable ideas), business information and regulatory strategies of a confidential nature.

     2. The foregoing shall not apply to information that (i) is in the public domain at the time of disclosure or thereafter enters the public domain, through no improper action or inaction by Pacific Data Designs, Inc. or
     (ii) was in the possession of or known by Pacific Data Designs, Inc. prior to receipt of such information from the CLIENT as evidenced by written records, or (iii) was rightfully disclosed to Pacific Data Designs, Inc. by a third person without restriction, or (iv) was independently developed by Pacific Data Designs, Inc. as evidenced by written records.


________________________________________________________________________________
*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.
                                                                          Page 3



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Pacific Data Designs, Inc.                                      Master Agreement
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     3.   All information and materials (including raw data, protocols, records, documents) provided to Pacific Data Designs, Inc. by the CLIENT or any agent of CLIENT shall be and remain the sole property of the CLIENT and shall be returned to the CLIENT upon the termination of this Agreement. In addition, all data, reports, information, documentation, materials, works, Case Report Forms ("CFR's"), inventions or discoveries developed by Pacific Data Designs, Inc. pursuant to this Agreement shall be the exclusive property of CLIENT. Pacific Data Designs, Inc. agrees to provide CLIENT with all assistance as reasonably requested by CLIENT to assign and vest interest to the foregoing in CLIENT at CLIENT's expense.

     4. Pacific Data Designs, Inc. and the CLIENT shall not, without the other's prior written consent, make any use of or disclose to any third party, any information contained in any proposal or quotation solicited by the other.

     5. The provisions of this Article II will survive the termination of this Agreement for any reason.


III. INDEPENDENT CONTRACTOR

     Pacific Data Designs, Inc. shall at all times perform as an independent contractor and not as an employee or agent of the CLIENT, and shall have no right or authority to commit or obligate the CLIENT unless specifically appointed to do so in writing.


IV.  AUDIT BY THE CLIENT

     The CLIENT or its authorized representative shall have the right upon reasonable notice to Pacific Data Designs, Inc. and during normal working hours, to conduct an on-site documentation audit to observe the progress of work, editing procedures, inspect, compare, and ensure quality control of all raw data to computerized imputed data and review and request necessary copies of data derived from the audit at any time. The costs of any such audit will be paid for by the CLIENT.


V.   TERMS OF PAYMENT

     1. Unless otherwise specifically agreed upon as set forth in a Project Agreement, Pacific Data Designs, Inc. will invoice the CLIENT for Services and reasonable expenses (including authorized travel expenses) actually incurred for all projects.


________________________________________________________________________________
*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

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Pacific Data Designs, Inc.                                      Master Agreement
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      2.   After the net thirty (30) days from the date of the invoices, unpaid balances on Invoices shall bear interest at a rate of One Percent (1.5%) per month. Invoices shall be calculated and payment due in United States dollars.


VI.   DISCLAIMER

      1. Pacific Data Designs, Inc. agrees that the Services will be performed in accordance with accepted industry standards. Other then the foregoing, Pacific Data Designs, Inc. does not make any express or implied warranties, including but not limited to the implied warranties of merchantability and fitness for a particular purpose in relation to the services performed or items delivered under this Agreement. In no event shall either party be liable for lost profits or consequential damages, even if such party has been advised of the possibility of such damages.

      2. Pacific Data Designs, Inc. represents and warrants to CLIENT that neither Pacific Data Designs, Inc. nor any of its employees have been debarred or disqualified by the United States Food and Drug Administration (the "FDA"), nor have debarment or disqualification proceedings against Pacific Data Designs, Inc. or any such employee been commenced. Pacific Data Designs, Inc. will immediately notify CLIENT if any such proceedings have commenced or if Pacific Data Designs, Inc. or any such employee is debarred or disqualified by the FDA.


VII.  TERMINATION

      1. This Agreement may be terminated by either party with thirty (30) days written notice; provided, however, that except for a Default by CLIENT, Pacific Data Designs, Inc. may not terminate this Agreement without CLIENT's written consent prior to the completion of all activities under any Project Agreement accepted by CLIENT. The Agreement shall be automatically terminated one (1) year after the cessation of work under attached, or subsequently amended, Project Agreement.

      2. Upon termination by either party, Pacific Data Designs, Inc. will, upon request, return to the CLIENT any materials owned by CLIENT in accordance with Article II above, including data, CRFs, programs, or documentation still in the possession of Pacific Data Designs, Inc. CLIENT will reimburse Pacific Data Designs, Inc. for any work in progress and any expenses incurred by Pacific Data Designs, Inc. on behalf of CLIENT up to the date of termination.


VIII. DEFAULTS

      The term "Default" shall mean the occurrence of any one of the following events:


________________________________________________________________________________
*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

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Pacific Data Designs, Inc.                                      Master Agreement
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     1.   Unless CLIENT sends written notice to Pacific Data Designs, Inc.
     reasonably disputing the applicable payments, failure of the CLIENT to make full and timely payment under the terms of the Agreement, including but not limited to any amounts specified in monthly invoices provided by Pacific Data Designs, Inc. the terms of which are set forth in this Agreement as net thirty (30) days, and any initial set up or other costs or fees for services or expenses payable under the terms of this Agreement.

     2. The filing of any petition in bankruptcy, whether voluntary or involuntary, with respect to the CLIENT or the inability of the CLIENT to satisfy an obligation under this Agreement when due; or

     3. The seizure of substantially all of the business or assets of the CLIENT by any governmental authority.


IX.  REMEDIES

     Upon Default and after Pacific Data Designs, Inc. has given the CLIENT ten
     (10) business days written notice of such default ("Notice of Default"), Pacific Data Designs, Inc. may declare all of the CLIENT's obligation under this Agreement immediately due and payable and may thereafter, at its option:

     1. Immediately cease providing services to the CLIENT under the terms of this Agreement.

     2. Exercise any other remedy permitted by this Agreement in equity or at law, including but not limited to all rights and remedies permitted under California and United States law.

     3. Pacific Data Designs, Inc. will return to the CLIENT all materials owned by CLIENT in accordance with Article II above, including data, CRFs, programs, and documentation, upon payment in full of all outstanding Pacific Data Designs, Inc. invoices, and payment for the cost to assemble and send said materials to the CLIENT.

     4. If, within ten (10) business days after receipt of a Notice of Default, the CLIENT submits to Pacific Data Designs, Inc. a Notice of Intent to Cure Default, which document shall contain a good faith proposal to cure the Default, Pacific Data Designs, Inc. may continue to perform under the Agreement, if such proposal is accepted by Pacific Data Designs, Inc.This subsection does not waive or otherwise alter the Default remedies of Pacific Data Designs, Inc. under any of the above-listed subsections (1 through 3). Acceptance of Pacific Data Designs, Inc. of the CLIENT's proposal to cure the Default is discretionary with Pacific Data Designs, Inc. and will not be unreasonably withheld.


________________________________________________________________________________
*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

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Pacific Data Designs, Inc.                                      Master Agreement
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X.   FORCE MAJEURE

     If either party shall be delayed, interrupted in or prevented from the performance of any obligation hereunder by reason of Act of God, fire, flood, war (declared or undeclared), public disaster, strike or labor difference, governmental enactment, rule or regulation, or any other cause beyond such party's control, such party shall not be liable to the other and the time for performance of such obligation shall be extended for a period equal to the duration of the contingency which occasioned the delay, interruption, or prevention. However, if such events shall continue for thirty (30) days, the other party shall have the option of terminating this Agreement by giving written notice of termination.


XI.  USE OF NAME

     Neither party shall use or disclose the name of the other in any advertising, sales, marketing, or other promotional material, without the prior written consent of the other.


XII. NOTICES

     All notices required or permitted to be given under this Agreement shall be in writing and shall be delivered personally, sent by electronic transmission, facsimile or mailed prepaid to the persons whose names and addresses are set forth below.

     If to the CLIENT:

     Durect Corporation
     10240 Bubb Road
     Cupertino, CA  95014
     Attn: Jean Liu, Vice President & General Council

     If to Pacific Data Designs, Inc.:

     Pacific Data Designs, Inc.
     900 North Point Street
     Suite A-202
     San Francisco, CA  94109
     Attn:  Kelli L. Greene


________________________________________________________________________________
*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

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Pacific Data Designs, Inc.                                      Master Agreement
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XIII. ASSIGNMENT

      This agreement shall not be assigned in whole or in part by either party without the prior written consent of the other; except that either party may assign this agreement to an acquirer of substantially all of its assets and business to which this Agreement relates.


XIV.  WAIVER

      No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision, or condition of any other term, provision, or condition of this Agreement.


XV.   APPLICABLE LAW OR JURISDICTION

      This Agreement shall be construed in accordance with, and its performance shall be governed by the substantive laws of the State of California.


XVI.  DISPUTE RESOLUTION

      If any dispute or claim arises out of or relating to this Agreement or its interpretation, performance or nonperformance, or any breach thereof, the parties hereby agree first to try in good faith to settle the dispute claim or breach by negotiations and consultation between the senior executives of Pacific Data Designs, Inc. and CLIENT and other parties familiar with this Agreement or Project Agreement. Thereafter, any remaining unresolved dispute, claim, breach, performance or nonperformance arising out of, or relating to this Agreement, shall be settled by binding arbitration before a single impartial arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association and shall be conducted in the State of California, County of San Francisco. Any judgment upon award rendered by the Arbitrator may be entered in any court having jurisdiction.


________________________________________________________________________________
*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

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Pacific Data Designs, Inc.                                      Master Agreement
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XVII.   INSURANCE

        Pacific Data Designs, Inc. shall secure and maintain in full force and effect throughout the performance of the Agreement policies of insurance for (a) Workmen's Compensation, (b) General Liability, and (c) Automobile Liability having policy limits, deductibles and other terms reasonable to the conduct of Pacific Data Designs, Inc.'s duties under this Agreement. Certificates evidencing such insurance will be made available for examination upon request by CLIENT.

XVIII.  CONFORMANCE WITH LAW AND ACCEPTED PRACTICE

        Pacific Data Design, Inc. shall perform its obligations under this Agreement in conformance with generally accepted standards of good clinical practice, with any applicable protocols, and with all applicable local, state and federal laws and regulations governing the performance of clinical investigations including but not limited to the Federal Food, Drug and Cosmetic Act and regulations of the Food and Drug Administration ("FDA"). Pacific Data Design. Inc. agrees to retain all records resulting from the Services for the time required by applicable regulations and furnish copies to CLIENT of such records, or allow CLIENT to inspect all such records as permitted or required by applicable law. CLIENT will notify Pacific Data Design, Inc. of the FDA Application filing and approval status.



________________________________________________________________________________
*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Pacific Data Designs, Inc.                                      Master Agreement
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                            [LOGO FOR PACIFIC DATA]

                               PROJECT AGREEMENT
                               Protocol DUR01-03


                                    Between

                          Pacific Data Designs, Inc.

                                      and

                              Durect Corporation



________________________________________________________________________________
*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Pacific Data Designs, Inc.                                      Master Agreement
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Pacific Data Designs, Inc. and Durect Corporation ("CLIENT") agree that Pacific
Data Designs, Inc. will perform the services described below beginning July 2000. Unless otherwise specified, the general terms and conditions for work performed under this Project Agreement, are those specified under the Master Agreement, which is incorporated herein by this reference. Changes to this Agreement may only be made by mutual written agreement of the parties.


Pacific Data Designs, Inc.:                       CLIENT:

By:______________________________                 By:___________________________

Name: Kelli L. Greene                             Name:_________________________
     ----------------------------

Title: President                                  Title:________________________
      ---------------------------

Date:____________________________                 Date:_________________________


________________________________________________________________________________
*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Pacific Data Designs, Inc.                                      Master Agreement
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I.   OVERVIEW

This Project Agreement is submitted to Client by Pacific Data Designs, Inc. for Clinical Data Management services in support of Protocol DUR01-03. Pacific Data Designs, Inc. will enter the study data into an electronic database, perform Quality Assurance on the data, and return the final database to Client for statistical analysis.


II.  PACIFIC DATA DESIGNS, INC. RESPONSIBILITIES

Pacific Data Designs, Inc. will be responsible for the following services to
Client:

     .  CRF Development
     .  CRF Logging and Tracking of Individual CRFs
     .  Database Structure and Entry Screen Design
     .  Independent Dual Data Entry with Reconciliation
     .  Quality Assurance including Data Quality Plan
     .  Adverse Event Coding
     .  Medications Coding
     .  Electronic Loading of Data (Diary, Dosing, etc.)
     .  Central Laboratory Data Loading
     .  Discrepancy Resolution
     .  Data Transfer
     .  Data Retention
     .  Statistics
     .  SAS Programming of Tables and Listings
     .  Perform Interim Analysis
     .  Define/Program Edit Checks
     .  Generate Randomization Schedule
     .  Draft Analysis Plan

________________________________________________________________________________
*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

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Pacific Data Designs, Inc.                                      Master Agreement
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III. CLIENT  RESPONSIBILITIES

Client will be responsible for the following activities in a timely fashion:

 .  Provide a primary contact for Pacific Data Designs, Inc.
 .  Provide copy of the finalized study protocol
 .  Review and approve Case Report Forms
 .  Review and approve database structure
 .  Provide a list of valid investigator/patient combinations
 .  Collaborate, review, and approve Data Quality Plan
 .  Collaborate with Pacific Data Designs, Inc. on process for discrepancy resolution
 .  Provide laboratory normals and laboratory data files
 .  Review and approve final AE and medications coding
 .  Collaborate, review, and approve Analysis Plan, Tables and Listings
 .  Specify data transfer frequency and format


IV.  TIMELINES

Pacific Data Designs, Inc. will provide the following items to Client in accordance with the timing set forth below:

     . Pacific Data Designs, Inc. will commence work immediately on the project beginning with Case Report Form design.
     . Pacific Data Designs, Inc. will provide queries to Investigator Sites within two weeks of receipt of patient data.
     . Pacific Data Designs, Inc. will provide a clean final database to Client within two weeks of final correction provided that Client has timely delivered all materials described in Section III.


V. COSTS

The total cost on a fixed price basis for all services performed by Pacific Data Designs, Inc. under this Project Agreement is[***]. This cost is subject to adjustment as set forth in the "Assumptions For Cost" section below.

________________________________________________________________________________
*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

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Pacific Data Designs, Inc.                                      Master Agreement
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VI.  TERMS OF PAYMENT

Pacific Data Designs, Inc. will invoice Client for the balance as follows:

     Immediately Upon Commencement of Work on Protocol DUR01-03  [***]
     Upon Enrollment of [***]                          [***]
     Upon Enrollment of [***]                          [***]
     Delivery and Acceptance of Final, Clean Database            [***]

Pass-Through costs will be invoiced upon completion of work.


VII. ASSUMPTIONS FOR COST

The estimated costs are based on providing clinical data management for [***] each with approximately [***] pages as detailed in the Pacific Data Designs, Inc. proposal dated June 14, 2000. If fewer or more patients are enrolled, the costs shall be reviewed and adjusted by mutual agreement of the parties.

Any additional mutually agreed upon work above and beyond the scope of the proposal will be charged at a rate of [***].

________________________________________________________________________________
*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.